Exhibit 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporated by reference of our reports included herein or incorporated by reference in this Form 10-K, into McMoRan Oil & Gas Co.'s previously filed Registration Statements on Form S-8 (File Nos. 33-82866, 33-80369, 33-80371, and 33-99828).



/s/ Arthur Andersen LLP
Arthur Andersen LLP

New Orleans, Louisiana
  March 24, 1997